                              SUBADVISORY AGREEMENT

   THIS  AGREEMENT  is made and  entered  into on this 24th day of  April,  2000 between  SECURITY  MANAGEMENT  COMPANY,  LLC (the  "Adviser"),  a Kansas limited liability  company,  registered  under the  Investment  Advisers Act of 1940, as amended (the  "Investment  Advisers Act"), and STRONG CAPITAL  MANAGEMENT,  INC.
(the  "Subadviser"),  a Wisconsin  corporation  registered  under the Investment
Advisers Act.

                              W I T N E S S E T H :

   WHEREAS,  SBL Fund , a Kansas corporation,  is registered with the Securities and Exchange Commission (the "Commission") as an open-end management  investment company under the  Investment  Company Act of 1940, as amended (the  "Investment
Company Act");

   WHEREAS,  SBL Fund is  authorized  to issue  shares of  Series Q, a  separate series of SBL Fund (Series Q being referred to herein as the "Fund");

   WHEREAS,  SBL Fund has,  pursuant to an Advisory  Agreement  with the Adviser
(the "Advisory  Agreement"),  retained the Adviser to act as investment  adviser for and to manage the Fund's assets;

   WHEREAS, the Advisory Agreement permit the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

   WHEREAS,  the Adviser  desires to retain the Subadviser as subadviser for the
Fund to act as investment  adviser for and to manage the Fund's  Investments (as defined below) and the Subadviser desires to render such services.

   NOW,  THEREFORE,  the Adviser and Subadviser do mutually agree and promise as follows:

   1.  APPOINTMENT AS  SUBADVISER.  The Adviser hereby retains the Subadviser to act as investment  adviser for and to manage  certain assets of the Fund subject to the  supervision  of the Adviser and the Board of  Directors  of SBL Fund and
subject to the terms of this Agreement;  and the Subadviser  hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Fund's
Investments.

   2. DUTIES OF SUBADVISER.

       (a)  INVESTMENTS.  The  Subadviser is hereby  authorized and directed and hereby agrees,  subject to the stated investment policies and restrictions of the Fund as set forth in the  Fund's  current  prospectus  and  statement  of additional  information as currently in effect and as supplemented or amended from time to time (collectively  referred to hereinafter as the "Prospectus")
   and  subject  to the  directions  of the  Adviser  and the  Fund's  Board  to purchase,  hold and sell investments for the account of the Fund (hereinafter
   "Investments")  and to monitor on a continuous  basis the performance of such
   Investments.  The  Subadviser  shall  give the Fund the  benefit  of its best efforts in rendering its services as Subadviser.

       (b) BROKERAGE.  The Subadviser is authorized,  subject to the supervision of the Adviser and the Fund's  Board to establish  and  maintain  accounts on behalf of the Fund with,  and place  orders for the  purchase and sale of the
   Fund's  Investments  with or  through,  such  persons,  brokers or dealers as
   Subadviser  may  select  and  negotiate   commissions  to  be  paid  on  such
   transactions.  The  Subadviser  agrees  that in placing  such orders it shall attempt to obtain best  execution,  provided  that,  the  Subadviser  may, on behalf of the Fund,  pay  brokerage  commissions  to a broker which  provides brokerage  and research  services to the  Subadviser  in excess of the amount another broker would have charged for effecting the transaction, provided (i)
   the  Subadviser  determines  in good faith that the amount is  reasonable  in relation to the value of the brokerage and research  services provided by the executing  broker in terms of the  particular  transaction or in terms of the
   Subadviser's  overall  responsibilities  with  respect  to the  Fund  and the accounts as to which the Subadviser  exercises  investment  discretion,  (ii)
   such  payment is made in  compliance  with  Section  28(e) of the  Securities
   Exchange  Act of  1934,  as  amended,  and  any  other  applicable  laws  and
   regulations,   and  (iii)  in  the  opinion  of  the  Subadviser,  the  total commissions  paid by the Fund will be  reasonable in relation to the benefits to the Fund over the long term. It is recognized  that the services  provided by such  brokers  may be  useful to the  Subadviser  in  connection  with the
   Subadviser's  services to other  clients.  On occasions  when the  Subadviser deems the  purchase or sale of a security to be in the best  interests of the
   Fund as well as other  clients  of the  Subadviser,  the  Subadviser,  to the extent permitted by applicable laws and regulations,  may, but shall be under no obligation  to,  aggregate the securities to be sold or purchased in order to  obtain  the  most  favorable  price or lower  brokerage  commissions  and efficient  execution.  In such event,  allocation  of  securities  so sold or purchased, as well as the expenses incurred in the transaction,  will be made by the  Subadviser  in the manner  the  Subadviser  considers  to be the most equitable and  consistent  with its fiduciary  obligations to the Fund and to such other  clients.  The Subadviser  will report on such  allocations at the request  of  the  Adviser,  the  Fund  or the  Fund's  Board  providing  such information as the number of aggregated trades to which the Fund was a party, the  broker(s)  to whom  such  trades  were  directed  and the  basis  of the allocation for the aggregated trades.

       (c) SECURITIES TRANSACTIONS.  The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities  or  other  instruments  to the Fund  ("Principal  Transactions");
   PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with the Fund if (i) the  transaction is  permissible  under  applicable  laws and regulations,  including,  without limitation,  the Investment Company Act and the  Investment  Advisers  Act  and the  rules  and  regulations  promulgated thereunder, and (ii) the transaction receives the express written approval of the Adviser.

            The  Subadviser  agrees to observe  and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser  agrees to provide the Adviser and the Fund with a copy of such Code of Ethics.

       (d) BOOKS AND RECORDS. The Subadviser will maintain all books and records required  to be  maintained  pursuant to the  Investment  Company Act and the rules and  regulations  promulgated  thereunder  with respect to transactions made by it on behalf of the Fund including, without limitation, the books and records required by Subsections (b)(1), (5), (6), (7), (9), (10) and (11) and
   Subsection  (f) of Rule  31a-1  under the  Investment  Company  Act and shall timely furnish to the Adviser all  information  relating to the  Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Fund  required by Rule 31a-1 under the  Investment  Company  Act.  The
   Subadviser  will also  preserve  all such books and  records  for the periods prescribed  in Rule 31a-2 under the  Investment  Company Act, and agrees that such books and records  shall remain the sole  property of the Fund and shall be immediately  surrendered to the Fund upon request.  The Subadviser further agrees  that  all  books  and  records  maintained  hereunder  shall  be made available  to the Fund or the  Adviser at any time upon  reasonable  request, including telecopy, during any business day.

       (e) INFORMATION CONCERNING INVESTMENTS AND SUBADVISER.  From time to time as the  Adviser or the Fund may  request,  the  Subadviser  will  furnish the requesting party reports on portfolio transactions and reports on Investments held in the  portfolio,  all in such  detail as the  Adviser  or the Fund may reasonably  request.  The  Subadviser  will make  available  its officers and employees to meet with the Fund's Board of Directors at the Fund's  principal place of business on due notice to review the Investments of the Fund.

            The  Subadviser  will also provide such  information or perform such additional  acts as are  customarily  performed  by a  subadviser  and may be required  for  the  Fund or the  Adviser  to  comply  with  their  respective
   obligations  under  applicable  laws,  including,   without  limitation,  the
   Internal  Revenue  Code of 1986,  as amended  (the  "Code"),  the  Investment
   Company Act, the  Investment  Advisers  Act, the  Securities  Act of 1933, as
   amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

       (f)  CUSTODY  ARRANGEMENTS.  The  Subadviser  shall  provide  the  Fund's custodian, on each business day with information relating to all transactions concerning the Fund's assets.

       (g)  COMPLIANCE  WITH  APPLICABLE  LAWS AND GOVERNING  DOCUMENTS.  In all
   matters relating to the performance of this Agreement, the Subadviser and its directors,  officers, partners, employees and interested persons shall act in conformity with the Fund's Articles of Incorporation,  By-Laws, and currently effective  registration  statement  and with  the  written  instructions  and directions  of the Fund's  Board and the  Adviser,  and shall comply with the requirements of the Investment Company Act, the Investment  Advisers Act, the
   Commodity  Exchange  Act,  the rules  thereunder,  and all  other  applicable federal and state laws and regulations.

            In carrying out its obligations under this Agreement, the Subadviser shall,  solely with regard to those matters  within its control,  ensure that the Fund complies with all applicable  statutes and regulations  necessary to qualify the Fund as a Regulated  Investment Company under Subchapter M of the
   Code (or any successor  provision),  and shall notify the Adviser immediately upon having a  reasonable  basis for  believing  that a Fund has ceased to so qualify or that it might not so qualify in the future.

            In carrying out its obligations under this Agreement, the Subadviser shall  invest the  assets of the Fund in such a manner as to ensure  that the
   Fund complies with the  diversification  provisions of Section  817(h) of the
   Code (or any  successor  provision)  and the  regulations  issued  thereunder relating to the diversification requirements for variable insurance contracts and any  prospective  amendments  or other  modifications  to Section  817 or regulations thereunder.  Subadviser shall notify the Adviser immediately upon having a reasonable  basis for  believing  that the Fund has ceased to comply and will take all reasonable steps to adequately  diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

            The Adviser has furnished the Subadviser  with copies of each of the following  documents and will furnish the Subadviser at its principal  office all future  amendments and supplements to such documents,  if any, as soon as practicable  after such  documents  become  available:  (i) the  Articles  of
   Incorporation  of the Fund, (ii) the By-Laws of the Fund and (iii) the Fund's
   registration  statement  under the Investment  Company Act and the Securities
   Act of 1933, as amended, as filed with the Commission.

       (h) VOTING OF PROXIES.  The  Subadviser  shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection  with any matters  submitted to a vote of  shareholders  of securities  held by the
   Fund.

   3. INDEPENDENT  CONTRACTOR.  In the performance of its duties hereunder,  the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority  to act  for or  represent  the  Fund  or the  Adviser  in any  way or otherwise be deemed an agent of the Fund or the Adviser.

   4.  COMPENSATION.  The Adviser shall pay to the Subadviser,  for the services rendered hereunder, the fees set forth in Exhibit A attached hereto.

   5.  EXPENSES.  The  Subadviser  shall  bear all  expenses  incurred  by it in connection  with its services under this Agreement and will,  from time to time, at its sole expense employ or associate  itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.
However,  the  Subadviser  shall not assign or delegate  any of its duties under this Agreement without the approval of the Adviser and the Fund's Board.

   6. REPRESENTATIONS AND WARRANTIES OF SUBADVISER. The Subadviser
represents and warrants to the Adviser and the Fund as follows:

       (a) The  Subadviser  is  registered  as an  investment  adviser under the
   Investment Advisers Act;

       (b) The Subadviser will immediately  notify the Adviser of the occurrence of any  event  that  would  disqualify  the  Subadviser  from  serving  as an investment  adviser of an investment  company pursuant to Section 9(a) of the
   Investment Company Act;

       (c) The Subadviser has filed a notice of exemption  pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading  Commission (the "CFTC") and
   the National Futures Association;

       (d) The Subadviser is a corporation  duly organized and validly  existing under the laws of the State of  Wisconsin  with the power to own and  possess its assets and carry on its business as it is now being conducted;

       (e) The  execution,  delivery and  performance  by the Subadviser of this
   Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders,  and no action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on the  part of the  Subadviser  for the  execution,  delivery  and performance by the Subadviser of this Agreement, and the execution,  delivery and  performance  by the  Subadviser of this  Agreement do not  contravene or constitute a default  under (i) any  provision  of  applicable  law,  rule or regulation,  (ii)  the  Subadviser's  governing  instruments,  or  (iii)  any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Subadviser;

       (f) This Agreement is a valid and binding agreement of the Subadviser;
   and
       (g) The Form ADV of the Subadviser  previously provided to the Adviser is a true and  complete  copy of the form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects and does not omit to state any material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   7.  REPRESENTATIONS  AND  WARRANTIES OF ADVISER.  The Adviser  represents and warrants to the Subadviser as follows:

       (a)  The  Adviser  is  registered  as an  investment  adviser  under  the
   Investment Advisers Act;

       (b) The  Adviser  has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading  Commission (the "CFTC") and
   the National Futures Association;

       (c) The Adviser is a limited liability company duly organized and validly existing  under  the laws of the  State of  Kansas  with the power to own and possess its assets and carry on its business as it is now being conducted;

       (d) The  execution,  delivery  and  performance  by the  Adviser  of this
   Agreement  are within the Adviser's  powers and have been duly  authorized by all  necessary  action  on the part of its  members,  and no  action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on  the  part  of the  Adviser  for  the  execution,  delivery  and performance by the Adviser of this Agreement, and the execution, delivery and performance  by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii)
   the  Adviser's  governing  instruments,  or (iii)  any  agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

       (e) This Agreement is a valid and binding agreement of the Adviser;

       (f) The Form ADV of the Adviser previously  provided to the Subadviser is a true and  complete  copy of the form  filed  with  the  Commission  and the information  contained  therein is  accurate  and  complete  in all  material respects and does not omit to state any material  fact  necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

       (g) The Adviser  acknowledges that it received a copy of the Subadviser's
   Form ADV at least 48 hours prior to the execution of this Agreement.

   8. SURVIVAL OF REPRESENTATIONS  AND WARRANTIES;  DUTY TO UPDATE  INFORMATION.
All  representations  and  warranties  made by the  Subadviser  and the  Adviser pursuant  to  Sections 6 and 7 hereof  shall  survive  for the  duration of this
Agreement  and the parties  hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   9. LIABILITY AND INDEMNIFICATION.

       (a)  LIABILITY.  In the  absence  of  willful  misfeasance,  bad faith or negligence on the part of the Subadviser or a breach of its duties hereunder, the  Subadviser  shall not be subject to any  liability to the Adviser or the
   Fund or any of the  Fund's  shareholders,  and,  in the  absence  of  willful misfeasance,  bad faith or  negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the  Subadviser,  for any act or omission in the case of, or connected  with, rendering  services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of Investments;  PROVIDED,  HOWEVER,  that nothing herein  shall  relieve  the  Adviser  and the  Subadviser  from  any of their obligations under applicable law, including,  without limitation, the federal and state securities laws and the CEA.

       (b)  INDEMNIFICATION.  The Subadviser shall indemnify the Adviser and the
   Fund,  and their  respective  officers and  directors,  for any liability and expenses,  including  attorneys'  fees, which may be sustained as a result of the Subadviser's willful misfeasance,  bad faith,  negligence,  breach of its
   duties  hereunder  or  violation  of  applicable  law,   including,   without
   limitation,  the federal and state  securities  laws or the CEA.  The Adviser shall  indemnify  the  Subadviser  and its  officers and  directors,  for any liability and expenses,  including attorneys' fees, which may be sustained as a result of the Adviser's willful misfeasance, bad faith, negligence,  breach of its duties  hereunder or violation of applicable law,  including,  without limitation, the federal and state securities laws or the CEA.

   10. DURATION AND TERMINATION.

       (a) DURATION.  This Agreement shall become  effective upon the date first above  written,  provided  that this  Agreement  shall not take  effect  with respect  to the Fund  unless it has first  been  approved  (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding  voting  securities.  This Agreement shall continue in effect for a period of two years from the date hereof,  subject thereafter to being  continued  in force and effect  from year to year with  respect to the
   Fund if specifically  approved each year by either (i) the Board of Directors of the Fund,  or (ii) by the  affirmative  vote of a  majority  of the Fund's outstanding voting securities.  In addition to the foregoing, each renewal of this  Agreement  with  respect to the Fund must be  approved by the vote of a majority of the Fund's  directors  who are not parties to this  Agreement  or interested  persons of any such party, cast in person at a meeting called for the  purpose of voting on such  approval.  Prior to voting on the  renewal of this Agreement,  the Board of Directors of the Fund may request and evaluate, and the  Subadviser  shall  furnish,  such  information  as may reasonably be necessary  to enable the Fund's  Board of  Directors to evaluate the terms of this Agreement.

       (b) TERMINATION.  Notwithstanding  whatever may be provided herein to the contrary,  this Agreement may be terminated at any time,  without  payment of any penalty:

            (i) By vote of a majority of the Board of Directors of the Fund , or by vote of a majority of the outstanding  voting  securities of the Fund, or by the Adviser,  in each case, upon sixty (60) days' written notice to the Subadviser;

            (ii)  By  the  Adviser  upon  breach  by  the   Subadviser   of  any
       representation or warranty contained in Section 6 hereof, which shall not have been cured during the notice  period,  upon twenty (20) days written notice;

            (iii)  By  the  Adviser  immediately  upon  written  notice  to  the
       Subadviser if the  Subadviser  becomes unable to discharge its duties and obligations under this Agreement; or

            (iv) By the  Subadviser  upon 180 days written notice to the Adviser and the Fund.

     This  Agreement  shall  not be  assigned  (as such term is  defined  in the
Investment Company Act) without the prior written consent of the parties hereto.
This  Agreement  shall  terminate  automatically  in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

   11. DUTIES OF THE ADVISER.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory  Agreements and shall oversee and review the  Subadviser's  performance  of its duties under this Agreement.

   12.  AMENDMENT.  This  Agreement  may be  amended  by mutual  consent  of the parties, provided that the terms of each such amendment shall be approved by the
Board of  Directors  of the Fund or by a vote of a majority  of the  outstanding voting securities of the Fund.

   13.  CONFIDENTIALITY.  Subject to the duties of the Adviser, the Fund and the
Subadviser to comply with applicable law, including any demand of any regulatory or taxing  authority  having  jurisdiction,  the parties  hereto  shall treat as confidential  all  information  pertaining  to the Fund and the  actions  of the
Subadviser, the Adviser and the Fund in respect thereof.

   14.  NOTICE.  Any notice  that is required to be given by the parties to each other (or to the Funds) under the terms of this  Agreement  shall be in writing, delivered,  or mailed  postpaid to the other party,  or transmitted by facsimile with  acknowledgment  of receipt,  to the parties at the following  addresses or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

       (a) If to the Subadviser:

           Strong Capital Management, Inc.
           900 Heritage Reserve
           Menomonee Falls, Wisconsin  53051
           Attention:  General Counsel
           Facsimile:  (414) 359-3948

       (b) If to the Adviser:

            James R. Schmank
            Senior Vice President and Chief Fiscal Officer
            Security Management Company, LLC
            700 SW Harrison
            Topeka, Kansas 66636-0001
            Attention:  James R. Schmank
            Facsimile:  (785) 431-3080

       (c) If to SBL Fund:

           Amy J. Lee
           Secretary
           SBL Fund
           700 SW Harrison
           Topeka, Kansas 66636-0001
           Attention:  Amy J. Lee, Secretary
           Facsimile:  (785) 431-3080

   15.  GOVERNING LAW;  JURISDICTION.  This  Agreement  shall be governed by and construed in accordance with the internal laws of the State of Kansas.

   16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   17.  CAPTIONS.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   18.  SEVERABILITY.  If any provision of this Agreement  shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   19. CERTAIN DEFINITIONS.

       (a)  "BUSINESS  DAY." As used herein,  business  day means any  customary business  day in the United  States on which the New York Stock  Exchange  is open.

       (b)  MISCELLANEOUS.  Any  question  of  interpretation  of  any  term  or provision of this Agreement having a counterpart in or otherwise derived from a term or  provision  of the  Investment  Company  Act shall be  resolved  by reference  to such term or  provision  of the  Investment  Company Act and to interpretations thereof, if any, by the U.S. courts or, in the absence of any controlling decisions of any such court, by rules, regulation or order of the
   Commission   validly  issued   pursuant  to  the   Investment   Company  Act.
   Specifically,  as used herein,  "investment  company,"  "affiliated  person,"
   "interested person,"  "assignment,"  "broker," "dealer" and "affirmative vote of the majority of the Fund's  outstanding  voting securities" shall all have such  meaning as such  terms have in the  Investment  Company  Act.  The term
   "investment  adviser"  shall  have  such  meaning  as  such  term  has in the
   Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive  definition shall control.  In addition,  where the effect of a requirement  of the  Investment  Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission,  whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.

   IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the day and year first written above.

                                             SECURITY MANAGEMENT COMPANY, LLC

                                             By:     JAMES R. SCHMANK
                                                     ---------------------------
                                             Name:   James R. Schmank
                                             Title:  President

                                             Attest: AMY J. LEE
                                                     ---------------------------
                                             Name:   Amy J. Lee
                                             Title:  Secretary

                                             STRONG CAPITAL MANAGEMENT, INC.

                                             By:     STEPHEN J. SHENKENBERG
                                                     ---------------------------
                                             Name:   Stephen J. Shenkenberg
                                             Title:  Vice President

                                             Attest: CONSTANCE WICK
                                                     ---------------------------
                                             Name:   Constance Wick
                                             Title:  Associate Counsel

                                    Exhibit A

                                 SUBADVISORY FEE

   For all services rendered by the Subadviser  hereunder,  Adviser shall pay to
Subadviser an annual fee (the "Subadvisory Fee"), as follows:

   An annual rate of .50% of the average daily net assets of the Fund under $150 million.

   An annual  rate of .45% of the  average  daily  net  assets of the Fund at or above $150 million but less than $500 million.

   An annual  rate of .40% of the  average  daily  net  assets of the Fund at or above $500 million.

   The  Subadvisory  Fee shall be accrued for each  calendar day the  Subadviser renders  subadvisory  services  hereunder  and the sum of the daily fee accruals shall be paid monthly to the  Subadviser  as soon as  practicable  following the last day of each month, by wire transfer if so requested by the Subadviser,  but no later than ten (10)  calendar days  thereafter.  If this  Agreement  shall be effective for only a portion of a year, then the  Subadviser's fee for said year shall be prorated  for such  portion.  The daily fee  accruals on the first $150 million of the Fund's net assets will be computed by multiplying the fraction of one (1) over the number of calendar days in the year by the  appropriate  annual rate described  above and  multiplying the product of the net asset value of the
Fund as determined in accordance  with the Fund's  prospectus as of the close of business on the previous  business day on which the Fund was open for  business.
The daily fee  accruals  on the Fund's net assets  equal to or in excess of $150 million but less than $500 million will be computed by multiplying  the fraction of one (1) over  the  number  of  calendar  days in the year by the  appropriate annual rate described  above and  multiplying the product by the amount by which the average daily net asset value of the Fund, as determined in accordance  with the Fund's  prospectus as of the close of business on the previous  business day on which the Fund was open for  business,  equals or exceeds $150 million but is less than $500  million.  The daily fee  accruals on the Fund's net assets at or above $500 million will be computed by multiplying  the fraction of one (1) over the number of calendar days in the year by the appropriate annual rate described above and  multiplying  the product by the amount by which the average daily net asset value of the Fund, as determined in accordance with the Fund's  prospectus as of the close of business on the  previous  business day on which the Fund was open for business, equals or exceeds $500 million.